STEAMBOAT 1 GEOTHERMAL PLANT - PROJECTED CASH FLOW: 1996 - 2006


                              1996           1997           1998

Annual KWH Maximum       39,000,000     39,000,000     39,000,000
Availability %                   97%            97%            97%
Saleable KWH              37,830,000     37,830,000     37,830,000
Energy rate              $   0.0717     $   0.0420     $   0.0420
  Total Power Revenues    2,712,411      1,588,860      1,588,860
    Royalty Income          144,000        144,000         45,578
    Interest Income          72,000         72,000         72,000
  Total Revenues          2,928,411      1,804,860      1,706,438
Operating Expenses:
  SPPC Royalty              271,241        158,886        158,886
  Royalty -
     Booth, Harris, BSH     109,853         64,349         64,349
  Royalty - GDA              50,000              -              -
  Oper'ns & Maintenance     640,000        665,600        692,224
  Insurance                  40,000         40,800         41,616
  Personal Property Taxes    33,000         32,670         32,343
  Net Proceeds of Mines Tax   5,000          5,050          5,101
    Total Opertg Expenses 1,149,094        967,355        994,519
G & A Expenses
  Legal & Accounting         30,000         30,900         31,827
  Technical Consulting       10,000         10,300         10,609
  Management Fees            25,000         25,750         26,523
    Total G & A Expenses     65,000         66,950         68,959
Net Operating Income      1,714,317        770,555        642,961
Debt Service
  (Westinghouse)          1,542,886        396,254        396,254
Cash Flow before
  NOI net royalty;          171,432        374,301        246,707
NOI net royalty                   -        231,167        192,888
Cash flow before
  NOI net royalty           171,432        374,301        246,707
Less, NOI net royalty             -       (231,167)      (192,888)
Cash flow before accrued
  NOI net royalty                          143,135         53,819
Less, accrued NOI net royalty                    -              -

Terminal Value:
Less, remaining accrued
  NOI net royalty
     Total:                 171,432        143,135         53,819
Accrued NOI net royalty           -              -              -









                              1999           2000           2001

Annual KWH Maximum       39,000,000     39,000,000     39,000,000
Availability %                   97%            97%            97%
Saleable KWH              37,830,000     37,830,000     37,830,000
Energy rate              $   0.0420     $   0.0420     $   0.0420
  Total Power Revenues    1,588,860      1,588,860      1,588,860
    Royalty Income          109,508        109,508        109,508
    Interest Income          72,000         72,000         72,000
  Total Revenues          1,770,368      1,770,368      1,770,368
Operating Expenses:
  SPPC Royalty              158,886        158,886        158,886
  Royalty -
     Booth, Harris, BSH      64,349         64,349         64,349
  Royalty - GDA                   -              -              -
  Oper'ns & Maintenance     719,913        748,709        778,658
  Insurance                  42,448         43,297         44,163
  Personal Property Taxes    32,020         31,700         31,383
  Net Proceeds of Mines Tax   5,152          5,203          5,255
    Total Opertg Expenses 1,022,767      1,052,144      1,082,694
G & A Expenses
  Legal & Accounting         32,782         33,765         34,778
  Technical Consulting       10,927         11,255         11,593
  Management Fees            27,318         28,138         28,982
    Total G & A Expenses     71,027         73,158         75,353
Net Operating Income        676,573        645,066        612,322
Debt Service
  (Westinghouse)            396,254        396,254        396,254
Cash Flow before
  NOI net royalty;          280,319        248,812        216,068
NOI net royalty             202,972        193,520        183,696
Cash flow before
  NOI net royalty           280,319        248,812        216,068
Less, NOI net royalty      (202,972)      (193,520)      (183,696)
Cash flow before accrued
  NOI net royalty            77,347         55,292         32,371
Less, accrued NOI net royalty     -              -              -

Terminal Value:
Less, remaining accrued
  NOI net royalty
     Total:                  77,347         55,292         32,371
Accrued NOI net royalty           -              -              -












                              2002           2003           2004

Annual KWH Maximum       39,000,000     39,000,000     39,000,000
Availability %                   97%            97%            97%
Saleable KWH              37,830,000     37,830,000     37,830,000
Energy rate              $   0.0420     $   0.0420     $   0.0420
  Total Power Revenues    1,588,860      1,588,860      1,588,860
    Royalty Income          109,508        109,508        109,508
    Interest Income          72,000         72,000         72,000
  Total Revenues          1,770,368      1,770,368      1,770,368
Operating Expenses:
  SPPC Royalty              158,886        158,886        158,886
  Royalty -
     Booth, Harris, BSH      64,349         64,349         64,349
  Royalty - GDA                   -              -              -
  Oper'ns & Maintenance     809,804        842,196        875,884
  Insurance                  45,046         45,947         46,866
  Personal Property Taxes    31,069         30,758         30,451
  Net Proceeds of Mines Tax   5,308          5,361          5,414
    Total Opertg Expenses 1,114,462      1,147,497      1,181,850
G & A Expenses
  Legal & Accounting         35,822         36,896         38,003
  Technical Consulting       11,941         12,299         12,668
  Management Fees            29,851         30,747         31,669
    Total G & A Expenses     77,613         79,942         82,340
Net Operating Income        578,293        542,929        506,178
Debt Service
  (Westinghouse)            396,254        396,254        396,254
Cash Flow before
  NOI net royalty;          182,039        146,675        109,924
NOI net royalty             173,488        162,879        151,853
Cash flow before
  NOI net royalty           182,039        146,675        109,924
Less, NOI net royalty      (173,488)      (146,675)      (109,924)
Cash flow before accrued
  NOI net royalty             8,551              -              -
Less, accrued NOI net royalty     -              -              -

Terminal Value:
Less, remaining accrued
  NOI net royalty
     Total:                   8,551              -              -
Accrued NOI net royalty           -         16,204         58,133












                              2005           2006

Annual KWH Maximum       39,000,000     39,000,000
Availability %                   97%            97%
Saleable KWH              37,830,000     37,830,000
Energy rate              $   0.0420     $   0.0420
  Total Power Revenues    1,588,860      1,588,860
    Royalty Income          109,508        109,508
    Interest Income          72,000         72,000
  Total Revenues          1,770,368      1,770,368
Operating Expenses:
  SPPC Royalty              158,886        158,886
  Royalty -
     Booth, Harris, BSH      64,349         64,349
  Royalty - GDA                   -              -
  Oper'ns & Maintenance     910,920        947,356
  Insurance                  47,804         48,760
  Personal Property Taxes    30,146         29,845
  Net Proceeds of Mines Tax   5,468          5,523
    Total Opertg Expenses 1,217,573      1,254,719
G & A Expenses
  Legal & Accounting         39,143         40,317
  Technical Consulting       13,048         13,439
  Management Fees            32,619         33,598
    Total G & A Expenses     84,810         87,355
Net Operating Income        467,985        428,295
Debt Service
  (Westinghouse)            396,254        396,254
Cash Flow before
  NOI net royalty;           71,731         32,041
NOI net royalty             140,396        128,488
Cash flow before
  NOI net royalty            71,731         32,041
Less, NOI net royalty       (71,731)       (32,041)
Cash flow before accrued
  NOI net royalty                 -              -
Less, accrued NOI net royalty     -              -

Terminal Value:                          2,998,063
Less, remaining accrued                   (223,245)
  NOI net royalty
     Total:                       -      2,774,819
Accrued NOI net royalty     126,797        223,245



Assumed energy rate - 1997:          $  0.04200
Terminal Value Capitaliz'n rate:             10%

PV of Net Cash Flow at:                      10%  $  1,396,954
                                             12%     1,203,970
                                             14%     1,046,091




Note: This projection assumes that certain generator overhauls are successful in raising output throughout the period covered, and that Far West Capital is able to renegotiate its Purchase Power Purchase Agreement to provide for energy purchases for the second ten years of the agreement at a flat rate significantly above current market rates, but substantially below the rate for the first ten years of the agreement. Given current short-term avoided costs, this rate assumption appears highly unlikely. Operations & Maintenance expenses are based on higher of company's projected O & M expenses for 1997 ($640 K) and annualization of latest 6- month Maintenance expenses per partnership's 6/30/95 10-QSB ($558 k). Changes per year from 1997 forward reflected in this schedule are as follows: 4% increase in Operations and Maintenance, 2% increase in Insurance, 1% decrease in Property Taxes, 1% increase in Mines Tax Proceeds, and a 3% increase to account for inflation in each category under G & A expenses.

Note: Saleable KWH assumes that generator overhauls are able to increase output just over 5% on an annual basis from the average output level of 1987-94.

Note: This projection further assumes that Far West is able to renegotiate its indebtedness with Westinghouse Credit, reducing the principal balance to the same extent as USE has been able to do (by appx. 26%) and extending the term of the loan to ten years commencing in 1996 at the same interest rate, and that the company is able to apply 90% of net cash flow in 1996 towards reducing the principal of the loan, thus reducing subsequent payments of principal and interest over the next nine years.

Note: Since the net royalty to BSH (30% of Net Operating Income) is subordinated to debt service, it is assumed that this royalty accrues until such time as the cash flow of the project can begin to pay it. The projection also assumes that whatever cash flow remains available after debt service is applied to reducing the accrued amount, after that year's royalty interest is paid.

Note: Terminal Value computation assumes constant growth in net cash flow beyond 2006, and uses capitalization rate of 10%, which is applied to the net cash flow before accumulated net royalty for 2006. It is assumed that the accrued net royalty is subtracted from the terminal value at this point, assuming hypothetical sale at ten times net cash flow for this year.